EXHIBIT 10.2

PURCHASE AGREEMENT

This Purchase Agreement (this “Agreement”) is dated as of July __, 2009, by and among INVO Bioscience, Inc., a Nevada corporation (the “Company”), and the investors identified on the signature pages hereto (each an “Investor” and, collectively, the “Investors”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to borrow certain sums from each of the Investors and, in consideration thereof issue certain convertible notes and warrants to each of the Investors, and each Investor, severally and not jointly, desires to make a loan to the Company and accept such notes and warrants from the Company, all pursuant to the terms set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

ARTICLE I.
DEFINITIONS

Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Bankruptcy Event” means any of the following events:  (a) the Company  commences a proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company; (b) there is commenced against the Company any such case or proceeding described in the foregoing clause (a) that is not dismissed within sixty (60) days after commencement; (c) by an order of a court of competent jurisdiction, the Company is adjudicated insolvent or bankrupt; (d) a custodian or receiver has been appointed for all or any substantial part of its to the Company’s property, and such custodian or receiver is not discharged or stayed within sixty (60) days from the appointment date thereof; (e) under applicable law, the Company makes a general assignment for the benefit of creditors; (f) the Company calls in writing a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company, by any act or failure to act, expressly in writing indicates its consent to or approval of any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

 “Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means each closing of the purchase and sale of Notes and Warrants contemplated by Section 2.1.

“Closing Date” means the Business Day immediately following the date on which all of the conditions set forth in Section 2.1(d) and Section 2.1(e) have been satisfied for a Closing, or such other date as the parties may agree.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.001 par value per share, and any securities into which such common stock may hereafter be reclassified.

 “Common Stock Equivalents” means any securities of the Company which entitle the holder thereof to acquire Common Stock at any time, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock or other securities that entitle the holder to receive, directly or indirectly, Common Stock.

“Contemplated Transactions” means the transactions contemplated by this Agreement and the other Transaction Documents.

“Contingent Liability” means, as to any Person, any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing or agreeing to pay or become responsible for any Debt or obligation of any other Person in any manner, whether directly or indirectly, including without limitation any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (b) to purchase property or services for the purpose of assuring the owner of such Debt of its payment, or (c) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation.

“Debt” of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments issued by such Person, (iii) all obligations of such Person as lessee which (y) are capitalized in accordance with GAAP or (z) arise pursuant to sale-leaseback transactions, (iv) all reimbursement obligations of such Person in respect of letters of credit or other similar instruments, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person and (vi) all Debt of others guaranteed by such Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Investment Amount” means, with respect to each Investor, the investment amount indicated below such Investor’s signature page to this Agreement, which investment amount shall be at least $50,000 (unless reduced in the sole discretion of the Company) and shall be in increments of $50,000 (unless reduced in the sole discretion of the Company).

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

 “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company or (iii) a material and adverse impairment to the Company's ability to timely perform its obligations under any Transaction Document; provided, however, that any effect to the extent resulting from changes in general economic, regulatory, legal or political conditions or changes generally affecting the securities or financial markets, or those generally effecting the software, payment services or stored value card industries in which the Company operates, shall not constitute, in and of itself or themselves and shall not be taken into account in determining whether there has been or will be, a Material Adverse Effect.

“New York Courts” means the state and federal courts sitting in the City, County and State of New York.

“Notes” means the 12% senior secured convertible notes issuable by the Company to the Investors at Closing in the Form of Exhibit A.

“Offering” means the offering contemplated by the Transaction Documents.

“Permitted Liens” means:  (a) Liens for taxes, assessments or governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of the Company; (b) Liens arising out of deposits in connection with workers’ compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation; (c) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business of the Company; (d) Liens imposed by law, such as mechanics’, workers’, material mens’, carriers’ or other like liens arising in the ordinary course of business of the Company which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the books of the Company or the applicable Subsidiary; (e) Liens existing on the Closing Date, and specified on Schedule 3.1(z); (f) purchase money security interests or Liens for the purchase of fixed assets to be used in the business of the Company, securing solely the fixed assets so purchased and the proceeds thereof; (g) capitalized leases which do not violate any provision of this Agreement; (h) Liens of commercial depository institutions, arising in the ordinary course of business, constituting a statutory or common law right of setoff against amounts on deposit with such institution; and (i) rights of way, zoning restrictions, easements and similar encumbrances affecting the Company’s real property which do not materially interfere with the use of such property.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” means Hallmark Securities, Inc.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Required Investors” means one or more Investors representing, collectively, greater than seventy five (75%) of the aggregate principal amount of all Notes, including any issued hereunder then outstanding.

“Restricted Payment” means, with respect to any Person, (a) any direct or indirect distribution, dividend or other payment on account of any equity interest in, or shares of capital stock or other securities of, such Person and (b) any management, consulting or other similar fees, or any interest thereon, payable by such Person to any Affiliate of such Person (other than the Company), or to any other Person, other than an employee, third party consultant, finder or placement agent or other third party; provided, however, that Restricted Payments shall not include any arms length consulting agreements with consultants of the Company.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the Notes, the Warrants and the Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issuable upon conversion of the Notes (the Underlying Shares) and exercise of the Warrants.

“Transaction Documents” means this Agreement, the Notes and the Warrants.

“Underlying Shares” means the Common Stock issuable upon conversion of the Notes.

“Warrants” means the Common Stock purchase warrants, in the form of Exhibit B, issuable to each Investor at the Closing.

ARTICLE II.
PURCHASE AND SALE

2.1 Closings.

(a) Subject to the terms and conditions set forth in this Agreement, at each Closing the Company shall issue and sell to each Investor, and each Investor shall, severally and not jointly, purchase from the Company, the Notes and the Warrants (collectively, the “Units”) representing such Investor’s Investment Amount.  All Closings shall take place at the offices of, Hallmark Investments, Inc. 420 Lexington Avenue, 8th Floor, New York, NY  10170 or at such location or time as the parties may agree.

(b) At each Closing, the Company shall deliver or cause to be delivered to each Investor the following (the “Company Deliverables”):

(i) Notes in the aggregate principal amount of the Investment Amount indicated below such Investor’s name on its signature page of this Agreement, registered in the name of such Investor;

(ii) Warrants, registered in the name of such Investor, pursuant to which such Investor shall have the right to acquire the number of Warrant Shares of Common Stock equal to 100% of the quotient of the principal amount of the Note issued to such Investor in accordance with Section 2.1(b) (i) (without regard to any exercise restrictions contained there under) divided by the Conversion Price, as set forth in such Note, which the Conversion (of the note) Price initially shall equal $.10 per share.  For the avoidance of doubt, assuming the current Exercise Price of $.10, the Warrant Price is $.20 per share, an Investment Amount of $50,000 would result in a Warrant being issued for the purchase of up 500,000 Warrant Shares ($50,000/$0.10 Conversion price) at a warrant purchase price of $.20 per share (such price subject to adjustment as provided in the Warrant). The exercise of the associated warrants and purchase of 500,000 shares of common stock would cost $100,000;

(iii) resolutions of the Company authorizing the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the Contemplated Transactions, including, without limitation, the issuance of the Notes and the Warrants and the reservation for issuance and issuance of Shares, duly executed by the Board of Directors of the Company; and

(iv) a certificate executed by a duly authorized officer of the Company certifying that (i) all representations and warranties made by the Company and information furnished by the Company in any schedules to this Agreement, are true and correct in all material respects as of the Closing Date, (ii) all covenants, agreements and obligations required by this Agreement to be performed or complied with by the Company, prior to or at the Closing, have been performed or complied with and (iii) the items referenced in Sections 2.1(d)(i) (iii) and (iv) are true and correct as of the Closing Date.

(c) At each Closing, each Investor shall deliver or cause to be delivered to the Company the Investment Amount indicated below such Investor’s name on its signature page of this Agreement, in United States dollars and in immediately available funds, by wire transfer (or check) to an account designated in writing by the Company for such purpose (the “Investor Deliverables”).

(d) Conditions Precedent to the Obligations of an Investor to Purchase Notes and Warrants.  The obligation of each Investor to acquire Notes and Warrants and make loans at each Closing is subject to the satisfaction or waiver by such Investor, at or before each Closing, of each of the following conditions:

(i) Representations and Warranties.  The representations and warranties of the Company contained in the Transaction Documents shall be true and correct as of the date when made and as of such Closing Date as though made on and as of such date;

(ii) Performance.  The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

(iii) Officer’s Certificate.  The officer’s certificate described in Section 2.1(b) (IV) hereof shall have been delivered;

(iv) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the Contemplated Transactions; and

(v) Company Deliverables.  The Company shall have delivered the Company Deliverables in accordance with Section 2.1(b).

(e) Conditions Precedent to the Obligations of the Company to sell Notes and Warrants.  The obligation of the Company to sell Notes and Warrants at each Closing is subject to the satisfaction or waiver by the Company, at or before each Closing, of each of the following conditions:

(i) Representations and Warranties.  The representations and warranties of each Investor contained herein shall be true and correct as of the date when made and as of the Closing Date as though made on and as of such date;

(ii) Performance.  Each Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Investor at or prior to the Closing;

(iii) No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the Contemplated Transactions; and

(iv) Investors Deliverables.  Each Investor shall have delivered its Investor Deliverables in accordance with Section 2.1(c).

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  The Company hereby makes the following representations and warranties to each Investor:

(a)           The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of New York with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its certificate of incorporation, by-laws or other organizational or charter documents, each as amended through each closing date (the “Internal Documents”).   The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in a Material Adverse Effect. The term “knowledge” as used herein with respect to the Company” shall mean the knowledge of the Company’s chief executive officer, Joseph Barboza, including, but not limited to, items which a reasonable person in the same situation would be aware of.  The Company does not have any subsidiaries.

(b)           The Company has the requisite corporate power and authority to enter into the Transaction Documents and to consummate the Contemplated Transactions and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the Contemplated Transactions have been duly authorized by all necessary action on the part of the Company and no further corporate or shareholder action is required in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally.

(c)           The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the Contemplated Transactions, do not and will not (i) conflict with or violate any provision of the Company’s Internal Documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) under any material agreement, and/or under any shareholder agreement, security agreement, credit agreement or facility or other instrument evidencing a Company debt or other securities of the Company, to which the Company is a party or of which it is an issuer (collectively, the “Material Securities Agreements”) or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject.

(d)           The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or any Person in connection with the execution, delivery and performance by the Company of the Transaction Documents and the Contemplated Transactions, other than the filing with the Commission of a Form D and applicable Blue Sky filings.

(e)           The Company possesses all licenses, certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”).  The Company has not received any notice of any Proceeding relating to the revocation or modification of any Material Permit.

(f)           The Company owns its property and assets free and clear of all mortgages, liens, loans, pledges, security interests, claims, equitable interests, charges, and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance in all material respects with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances.

(g)           The Company owns, or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark, service names, patents, patent rights, copyrights, inventions, trade secrets and other intellectual property (collectively, the “IP Rights”) necessary to conduct its business as now conducted, other than any IP Rights the lack of which would not reasonably be expected to have a Material Adverse Effect.  The Company does not have any knowledge of any infringement by the Company of any IP Rights of others, and no claim, action or proceeding has been made or brought against, or to the Company's knowledge, has been threatened against, the Company regarding any IP Rights, except where such infringement, claim, action or proceeding would not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect. The Company is not aware that any of its employees, officers, or consultants are obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee’s, officer’s, or consultant’s commercially reasonable efforts to promote the interests of the Company or that would conflict with the Company’s business as conducted.  Neither the execution nor delivery of the Transaction Documents, the performance of the Contemplated Transactions, nor the carrying on of the Company’s business by the employees of the Company, as is presently conducted, nor the conduct of the Company’s business, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees, officers or consultants are now obligated.

(h)           All of the Securities have been duly and validly authorized and, when issued, delivered and sold in accordance with this Agreement and the applicable Transaction Documents against full payment therefor, will be duly and validly issued, fully paid, and nonassessable, free and clear of all liens, pledges and other encumbrances, and not subject to any preemptive or other similar rights.

        (i)           There is no Proceeding pending or, to the knowledge of the Company, currently threatened against or affecting the Company, or any of its respective properties which is reasonably likely to affect or challenge the legality, validity or enforceability of any of the Transaction Documents, the Contemplated Transactions and/or the Securities offered thereunder.

(j)           Since April 1, 2009, there (i) has been no event, occurrence or development that has had a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made payment or distribution of any dividend or distribution of cash or other property to its holders of Common Stock (or other securities) or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (or other securities), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to the Company’s stock option plan.

(k)           Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s and such respective lines of business.

(l)           Transactions with Affiliates and Employees.  None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company  (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(m)           The Company is not required to pay any brokerage or finder’s fees or commissions to any person including, but not limited to, any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the Offering, other than the Placement Agent.

(n)           Assuming the accuracy of the Investor’s representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor as contemplated hereby.

(o)           The Company is not, and is not an Affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

(p)           As of the Closing Date, other than as set forth in Schedule 3.1(p), the Company has no Debt.  Schedule 3.1(p) sets forth all Debt, the holders thereof, the terms and whether such Debt is secured by a Lien or otherwise.

(q)           As of the date of this Agreement, except as set forth on Schedule 3.1(q), no indebtedness of the Company is senior to and or pari passu to the Notes in right of payment or otherwise, including without limitation, with respect to interest or upon liquidation or dissolution.

(r)           Neither the Company, nor, to the knowledge of the Company, any of its Affiliates nor any Person acting on the Company’s behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Units.

(s)           Neither the Company, nor, to the knowledge of the Company, any of their Affiliates nor any Person acting on the Company’s behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act or cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(t)           The Company has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, except when the failure to do so would not have a Material Adverse Effect, and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations otherwise due and payable, except those being contested in good faith and has set aside on its books reserves in accordance with GAAP reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax.  To the Company’s knowledge, none of the Company’s tax returns are presently being audited by any taxing authority.

(u)           Neither the sale of any of any Securities by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) to the Company’s knowledge, engaged in any dealings or transactions, or is otherwise associated, with any such Person. The Company is in compliance with the anti-money laundering requirements of the USA Patriot Act of 2001 (signed into law October 26, 2001).

Each Investor acknowledges and agrees that the Company has not made or makes any representations or warranties with respect to the Contemplated Transactions other than those specifically set forth in this Section 3.1.

3.2 Representations and Warranties of the Investors.  Each Investor hereby, for itself and for no other Investor, represents and warrants to the Company as follows:

(a) Organization; Authority.  Such Investor (if other than an individual) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the Contemplated Transactions and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Investor of the Contemplated Transactions have been duly authorized by all necessary corporate or, if such Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Investor.  This Agreement has been duly executed by such Investor, and when delivered by such Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b) Investment Intent.  Such Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to such Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.

(c) Investor Status.  The Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d) General Solicitation.  Such Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e) Access to Information.  Such Investor acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities offered hereby and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(f) Independent Investment Decision.  Such Investor has independently evaluated the merits of its decision to purchase Securities pursuant to this Agreement, and such Investor confirms that it has not relied on the advice of any other Investor’s business and/or legal counsel in making such decision.

The Company acknowledges and agrees that no Investor has made or makes any representations or warranties with respect to the Contemplated Transactions other than those specifically set forth in this Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of the Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of an Investor or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

(b) Certificates evidencing the Securities will contain the following legend, until such time as they are not required:

[NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON CONVERSION OR EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED] [THESE SECURITIES HAVE NOT BEEN REGISTERED] WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

The Company acknowledges and agrees that an Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, such Investor may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge.  No notice shall be required of such pledge.

4.2 Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investors, or that would be integrated with the offer or sale of the Securities.

4.3 Reservation of Shares.  The Company shall maintain a reserve from its duly authorized shares of Common Stock to comply with its conversion and exercise obligations under the Notes and Warrants, respectively.  If on any date the Company would be, if notice of conversion were to be delivered on such date, precluded from issuing the number of Shares, issuable upon conversion and exercise in full of the Notes and Warrants, respectively, due to the unavailability of a sufficient number of authorized but unissued or reserved shares of Common Stock, then the Board of Directors of the Company (the “Board”) shall promptly prepare and mail to the stockholders of the Company proxy materials or other applicable materials requesting authorization to amend the Company’s certificate of incorporation or other organizational document to increase the number of shares of Common Stock which the Company is authorized to issue so as to provide enough shares of Common Stock for the full issuance of all of the Shares.  In connection therewith, the Board shall (a) adopt proper resolutions authorizing such increase, (b) recommend to  promptly and duly obtain stockholder approval to carry out such resolutions (and hold a special meeting of the stockholders as soon as practicable, but in any event not later than the 60th day after delivery of the proxy or other applicable materials relating to such meeting) and (c) within five Business Days of obtaining such stockholder authorization, file an appropriate amendment to the Company’s certificate of incorporation or other organizational document to evidence such increase.

4.4 Use of Proceeds.  The Company will use the net proceeds from the sale of the Securities hereunder for working capital purposes and not to redeem any Common Stock.

ARTICLE V.
NEGATIVE COVENANTS

The Company hereby agrees that, from and after the date hereof until the date that the Notes have either been repaid in their entirety and/or converted entirely into Underlying Shares, the Company shall be bound according to the restrictions set forth in each of the following negative covenants, unless any such restriction shall have been expressly waived in writing by the Required Investors.

5.1 Restrictions on Certain Amendments.  The Company will not amend the rights and privileges granted under the Notes, to adversely affect the rights or privileges granted under the Notes.

5.2 Restricted Payment.  Other than with respect to payments set forth on Schedule 5.2, the Company shall not make any Restricted Payment.

5.3 Debt.  The Company shall not, without obtaining the prior written consent of the Required Investors, which shall not be unreasonably withheld, create, incur, assume, become or be liable in any manner in respect of, or suffer to exist, any Debt, except (a) Debt in existence on the date hereof (which may not be increased, or if repaid, in whole or in part, loaned again), as shown on Schedule 3.1(p), (b) trade payables incurred and paid in the ordinary course of business, (c) Contingent Liabilities in existence on the date hereof, as shown on Schedule 5.3(c), (d) Contingent Liabilities resulting from the endorsement of negotiable instruments for collection in the ordinary course of business or (e) securities sold in the Follow-On-Offering (collectively (a) through (e) shall be referred to as “Permitted Indebtedness”).

5.4 Liens.  The Company shall not create or suffer to exist any Lien upon any of its properties, except Permitted Liens.

5.5 Amendment of Organizational Documents.  The Company shall not permit any amendment to its certificate of incorporation so as to directly or indirectly adversely affect the rights or privileges granted under the Notes and/or Warrants.

5.6 Business.  The Company shall not change the nature of its business as now conducted.

5.7 Transactions with Affiliates.  The Company shall not, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate, except, on terms no less favorable than terms that could be obtained by the Company from a Person that is not an Affiliate of the Company upon negotiation at arms' length, as determined in good faith by the Board; provided, that no determination of the Board  shall be required with respect to any such transactions entered into in the ordinary course of business.

5.8 Limitation on Restrictions.  The Company shall not enter into, or suffer to exist, any agreement with any Person which prohibits or limits its ability to pay Debt owed to the Investors.

5.9 Payment of Cash Dividend.  The Company agrees, so long as any of the Notes are outstanding, not to declare, pay or make any provision for any cash dividend or distribution with respect to the Common Stock (or other capital stock), without first obtaining the approval of the Required Investors.

ARTICLE VI.
MISCELLANEOUS

6.1 Fees and Expenses.  The Company shall pay its and the Placement Agent’s fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents.  The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Notes.

6.2 Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3 Notices.  Any and all notices or other communications or deliveries hereunder (including without limitation any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:30 p.m. (New York City time) on a Business Day, (ii) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Company:	INVO Bioscience, Inc.
100 Cummings Center, Suite 421E
Beverly, MA 01915
Attention: Chief Financial Officer

With a copy to (which shall not constitute notice):
Scott Museles, Esq.
Shulman Rogers Gandal Pordy & Ecker PA
11921 Rockville Pike, 3rd Floor
Rockville, MD 20852
Fax: 301-230-2891

If to the Placement Agent:	Hallmark Investments, Inc.
420 Lexington Avenue, 8th Floor
New York, New York 10170
Attention: Edward Taylor
Fax:	212-661-2055

If to an Investor:	To the address set forth under such Investor's name

on the signature pages hereof;

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4 Amendments; Waivers; No Additional Consideration.  No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Required Investors except as set forth below and except that the conditions precedent set forth in Section 2.1(b) and Section 2.2(b) may only be waived by each Investor to be bound by such waiver.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.  No consideration shall be offered or paid to any Investor to amend or consent to a waiver or modification of any provision of any Transaction Document unless the same consideration is also offered to all Investors who then hold Notes.

6.5 Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns if expressly permitted pursuant to and in accordance with this Agreement.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign any or all of its rights under this Agreement to any Person to whom such Investor assigns or transfers any Notes, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investors,” and completes all necessary documentation required by the Company to ensure compliance with all federal and state securities laws.

6.7 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

6.8 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced, exclusively and solely, in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the Transaction Documents, and/or the Contemplated Transactions (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced exclusively in the New York Courts.  Each party hereto hereby irrevocably submits to the exclusive and sole jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any Contemplated Transactions (including with respect to the enforcement of the any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such New York Court, or that such Proceeding has been commenced in an improper or inconvenient forum.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any Proceeding arising out of or relating to this Agreement or the Contemplated Transactions.  If either party shall commence a Proceeding in connection with a Transaction Document, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.9 Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities for a period of one (1) year.

6.10 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11 Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which shall not include a surety bond), if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.  If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, nothing contained herein shall limit the right of each of the Investors and the Company to seek specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.14 Payment Set Aside.  To the extent that the Company makes a payment or payments to any Investor pursuant to any Transaction Document or an Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15 Independent Nature of Investors' Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the Contemplated Transactions.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.  The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.

6.16 Limitation of Liability.  Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of an Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of such Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of such Investor or any investor, shareholder or holder of shares of beneficial interest of such a Investor shall be personally liable for any liabilities of such Investor.

6.17 Notice of Certain Events.  The Company shall provide each holder of Notes with express written notice of any of the following events/items no later than five (5) Business Days after the occurrence of any such event/item in the manner set forth herein:

(i)           any Event of Default pursuant to the Notes;

(ii)           any event of default (or an event that with notice and/or the lapse of time and/or both, would constitute an event of default) under or pursuant to any Material Securities Agreement or Material Debt Agreement (as defined in Notes), or any other material agreement of the Company; and

(iii)           a Bankruptcy Event.

[IN WITNESS WHEREOF, THE PARTIES HERETO HAVE CAUSED THIS PURCHASE AGREEMENT TO BE DULY EXECUTED BY THEIR RESPECTIVE AUTHORIZED SIGNATORIES AS OF THE DATE FIRST INDICATED ABOVE.

INVO BIOSCIENCE, INC.

By:_______________________________________

     Name: Kathleen T. Karloff

     Title: Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK, SIGNATURE PAGES FOR INVESTORS FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

NAME OF INVESTOR

____________

By:
Name:
Title:

Investment Amount: $ ___,000

Tax ID No.:

ADDRESS FOR NOTICE

c/o:

Street:

City/State/Zip:

Attention:

Tel:

Fax:

DELIVERY INSTRUCTIONS
(if different from above)

c/o:

Street:

City/State/Zip:

Attention:

Tel:

SCHEDULE 3.1 (p)

OUTSTANDING INDEDEBTEDNESS

Creditor/Debt Holder                                                                                          Principal Amount

SBA Century Bank Line of Credit                                                                                    $50,000
Claude Ranoux Note                                                                                                          $96,000
Kathleen Karloff Notes                                                                                                      $88,000

\

SCHEDULE 3.1 (q)

OUTSTANDING SENIOR INDEDEBTEDNESS

Creditor/Debt Holder                                                                                          Principal Amount

SBA Century Bank Line of Credit                                                                                     $50,000

SCHEDULE 5.3

CONTINGENT LIABILITIES

NONE